EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael J. McCoy, Jody H. Feragen, and Steven E. Orcutt with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 30, 2005, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ JOEL W. JOHNSON	Chairman, Chief Executive Officer and	November 21, 2005
JOEL W. JOHNSON	Director (Principal Executive Officer)
/s/ JEFFREY M. ETTINGER	President, Chief Operating Officer and	November 21, 2005
JEFFREY M. ETTINGER	Director
/s/ MICHAEL J. McCOY	Executive Vice President, Chief Financial	November 21, 2005
MICHAEL J. McCOY	Officer and Director (Principal Financial
and Accounting Officer)
/s/ GARY J. RAY	Executive Vice President, Refrigerated	November 21, 2005
GARY J. RAY	Foods and Director
/s/ JOHN W. ALLEN	Director	November 21, 2005
JOHN W. ALLEN
/s/ JOHN R. BLOCK	Director	November 21, 2005
JOHN R. BLOCK
/s/ E. PETER GILLETTE, JR.	Director	November 21, 2005
E. PETER GILLETTE, JR.
/s/ LUELLA G. GOLDBERG	Director	November 21, 2005
LUELLA G. GOLDBERG
/s/ SUSAN I. MARVIN	Director	November 21, 2005
SUSAN I. MARVIN
/s/ JOHN L. MORRISON	Director	November 21, 2005
JOHN L. MORRISON
/s/ DAKOTA A. PIPPINS	Director	November 21, 2005
DAKOTA A. PIPPINS
/s/ JOHN G. TURNER	Director	November 21, 2005
JOHN G. TURNER
/s/ ROBERT R. WALLER	Director	November 21, 2005
DR. ROBERT R. WALLER